                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                      ------------------------------------


                                   FORM 8-K/A


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                       Date of Report: July 27, 1999


                          MEDICAL MANAGER CORPORATION
             (Exact name of Registrant as specified in its charter)



   Delaware                       0-17822                   22-2975182
(State or other                (Commission               (I.R.S. Employer
jurisdiction of                File Number)              Identification No.)
incorporation)


669 River Drive, River Drive Center II,
         Elmwood Park, NJ                                     07407
(Address of principal executive offices)                    (Zip Code)


Registrants telephone number, including area code:   (201) 703-3400

         This Current Report on Form 8-K/A amends the Current Report on Form 8-K, event dated July 27, 1999, filed with the Securities and Exchange Commission on July 27, 1999 (the "Form 8-K") by Medical Manager Corporation (formerly known as Synetic, Inc.), a Delaware corporation (the "Registrant"). Unless otherwise defined herein, all capitalized terms shall have the meanings ascribed to them in the Form 8-K.

         The following amendments to Item 7 of the Form 8-K are hereby made.

Item 7.  Financial Statements and Exhibits.

                                                                                   Page

         (a)      Financial statements of businesses acquired.

                  The following historical statements and notes thereto are of Medical Manager Health Systems, Inc., f/k/a Medical Manager
                  Systems, Inc., f/k/a Medical Manager Corporation ("Medical
                  Manager Health Systems"; all references to Medical Manager in the Form 8-K shall hereafter mean "Medical Manager Health
                  Systems") and are included herein:

                  - Consolidated Balance Sheets (unaudited)
                  as of March 31, 1999 and December 31, 1998.                       F-1

                  - Consolidated Statements of Income
                  (unaudited) for the three month periods ended
                  March 31, 1999 and March 31, 1998.                                F-2

                  - Consolidated Statements of Cash Flows
                  (unaudited) for the three month periods ended
                  March 31, 1999 and March 31, 1998.                                F-3

                  - Notes to the Consolidated Condensed
                  Financial Statements.                                             F-4

                  - Report of Independent Certified
                  Public Accountants.                                               F-8

                  - Consolidated Balance Sheets as of
                  December 31, 1998 and December 31, 1997.                          F-9

                  - Consolidated Statements of Operations
                  for the years ended December 31, 1998, December 31,
                  1997, and December 31, 1996.                                      F-10

                  - Consolidated Statements of Stockholders'
                  Equity for the years ended December 31, 1998,
                  December 31, 1997, and December 31, 1996.                         F-11

                  - Consolidated Statements of Cash Flows
                  for the years ended December 31, 1998, December 31,
                  1997, and December 31, 1996.                                      F-12

                  - Notes to Consolidated Financial Statements.                     F-13

                                                                                   Page
         (b)  Pro forma financial information.

              The following pro forma financial statements and notes thereto are included herein:

              - Note Preceding Unaudited Pro Forma Combined
              Condensed Financial Data                                              F-31

              - Pro Forma Combined Condensed Statement of Income
              (unaudited) for the year ended June 30, 1996.                         F-32

              - Pro Forma Combined Condensed Statement of Income
              (unaudited) for the year ended June 30, 1997.                         F-33

              - Pro Forma Combined Condensed Statement of Income
              (unaudited) for the year ended June 30, 1998.                         F-34

              - Pro Forma Combined Condensed Statement of Income
              (unaudited) for the nine months ended March  31, 1999.                F-35

              - Pro Forma Combined Condensed Balance Sheet
              (unaudited) as of March 31, 1999.                                     F-36

              - Pro Forma Combined Condensed Statement of Income
              (unaudited) for the nine months ended March 31, 1998.                 F-37

              - Notes to Unaudited Pro Forma Combined Condensed
              Financial Data.                                                       F-37

     (c)  Exhibits.

Exhibit No.    Description
-----------    -----------

    23.1       Consent of PricewaterhouseCoopers LLP.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     MEDICAL MANAGER CORPORATION


Date:  August 9, 1999                By: /s/ Charles A. Mele
                                     -----------------------------------------
                                     Name:     Charles A. Mele
                                     Title:    Executive Vice President and
                                               General Counsel

                                  EXHIBIT INDEX


Exhibit No.     Description
-----------     -----------

   23.1         Consent of PricewaterhouseCoopers LLP.

                         MEDICAL MANAGER HEALTH SYSTEMS

                     CONSOLIDATED CONDENSED BALANCE SHEETS
                                (IN THOUSANDS)
                                  (UNAUDITED)

                                                          MARCH 31,      DECEMBER 31,
                                                            1999            1998
                                                          --------       ------------

                                     ASSETS
CURRENT ASSETS
 Cash and cash equivalents                                $ 43,173        $ 49,803
 Accounts receivable, net                                   28,836          28,065
 Inventory                                                   2,062           2,321
 Prepaid expenses and other current assets                   2,420           1,764
 Note receivable                                             5,000               0
 Deferred income taxes                                       1,291           1,291
                                                          --------        --------
       Total current assets                                 82,782          83,244
PROPERTY AND EQUIPMENT, net                                  9,306           9,194
GOODWILL AND OTHER INTANGIBLES, net                         31,665          28,266
OTHER ASSETS                                                 2,449           1,354
                                                          --------        --------
       Total assets                                       $126,202        $122,058
                                                          ========        ========


                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
 Notes payable                                            $  2,487        $  2,512
 Accounts payable and accrued liabilities                   11,061          12,311
 Customer deposits and deferred maintenance revenue          9,027           9,936
 Income taxes payable                                        2,768           1,021
                                                          --------        --------
       Total current liabilities                            25,343          25,780
LONG-TERM OBLIGATIONS, net of current maturities               250           2,436
                                                          --------        --------
       Total liabilities                                    25,593          28,216
                                                          --------        --------
STOCKHOLDERS' EQUITY
 Common stock                                                  224             223
 Additional paid-in capital                                 76,870          75,643
 Retained earnings                                          23,515          17,976
                                                          --------        --------
       Total stockholders' equity                          100,609          93,842
                                                          --------        --------
       Total liabilities and stockholders' equity         $126,202        $122,058
                                                          ========        ========

             The accompanying notes are an integral part of these
                 consolidated condensed financial statements.

                         MEDICAL MANAGER HEALTH SYSTEMS

                  CONSOLIDATED CONDENSED STATEMENTS OF INCOME
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)


                                                               THREE MONTHS ENDED
                                                                    MARCH 31,
                                                           -------------------------
                                                             1999             1998
                                                           --------         --------
Revenue
  Systems                                                  $ 27,468         $ 19,715
  Maintenance and other                                      13,860           11,266
                                                           --------         --------
    Total revenue                                            41,328           30,981
                                                           --------         --------
Cost of revenue
  Systems                                                    12,863            9,660
  Maintenance and other                                       7,716            6,155
                                                           --------         --------
    Total costs of revenue                                   20,579           15,815
                                                           --------         --------
    Gross margin                                             20,749           15,166
                                                           --------         --------
Operating expenses
  Selling, general and administrative                        10,352            7,694
  Research and development                                    1,296            1,026
  Depreciation and amortization                               1,140              728
                                                           --------         --------
    Total operating expenses                                 12,788            9,448
                                                           --------         --------
    Income from operations                                    7,961            5,718
Other income (expense)
  Interest expense                                               (8)            (127)
  Interest income                                               574               70
  Other (expense)                                                18               16
                                                           --------         --------
Income before income taxes                                    8,545            5,677
Income taxes                                                  2,993            2,147
                                                           --------         --------
    Net income                                             $  5,552         $  3,530
                                                           ========         ========


Basic earnings per share                                   $   0.25         $   0.17

Shares used in computing basic earnings per share            22,363           20,541

Diluted earnings per share                                 $   0.24         $   0.16

Shares used in computing diluted earnings per share          23,288           21,481

             The accompanying notes are an integral part of these
                 consolidated condensed financial statements.

                         MEDICAL MANAGER HEALTH SYSTEMS

                CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
                                (IN THOUSANDS)
                                  (UNAUDITED)

                                                                            THREE MONTHS ENDED MARCH 31,
                                                                            ----------------------------
                                                                               1999             1998
                                                                             --------         --------

Cash flows from operating activities:
  Net Income                                                                 $  5,552         $  3,530
  Adjustments to reconcile net income to net cash
    provided by (used in) operating activities:
  Depreciation and amortization                                                 1,140              728
  Changes in assets and liabilities, net of effects from acquisitions:
    Accounts receivable                                                          (445)          (2,392)
    Inventory                                                                     565             (318)
    Prepaid expenses and other current assets                                    (565)          (1,015)
    Other assets                                                               (1,133)             (24)
    Accounts payable and accrued liabilities                                   (1,631)          (1,102)
    Customer deposits and deferred maintenance revenue                         (1,748)             841
    Income taxes payable                                                        1,747              277
                                                                             --------         --------
  Net cash provided by operating activities                                     3,482              525
                                                                             --------         --------

Cash flow from investing activities:
  Issuance of notes receivable                                                 (5,000)               0
  Purchases of property and equipment                                            (805)          (1,096)
  Payments for acquisitions made, net of cash acquired                         (3,409)               0
                                                                             --------         --------
  Net cash used in investing activities                                        (9,214)          (1,096)
                                                                             --------         --------

Cash flow from financing activities:
  Proceeds from the issuance of notes payable                                       0              121
  Payments of notes payable                                                    (2,211)            (630)
  Net proceeds from the exercise of stock options                               1,326              469
  Dividends                                                                       (13)            (105)
                                                                             --------         --------
  Net cash used in financing activities                                          (898)            (145)
                                                                             --------         --------

Net change in cash and cash equivalents                                        (6,630)            (716)
                                                                             --------         --------

Cash and cash equivalents:
  Beginning of period                                                          49,803            6,976
                                                                             --------         --------
  End of period                                                              $ 43,173         $  6,260
                                                                             ========         ========


             The accompanying notes are an integral part of these
                 consolidated condensed financial statements.

                         MEDICAL MANAGER HEALTH SYSTEMS

           NOTES TO THE CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

1. ORGANIZATION

         Medical Manager Health Systems, Inc. (the "Company") was founded on July 10, 1996 to bring together the research and development, sales, marketing and support resources for The Medical Manager(R) software, a leading physician practice management system for independent physicians, physician groups, management service organizations ("MSOs"), physician practice management companies ("PPMs"), independent practice associations ("IPAs"), managed care organizations and other providers of health care services in the United States.

         During the three months ended March 31, 1999, the Company or its affiliate acquired the following resellers of The Medical Manager software (the "1999 Acquired Companies"): (i) Specialized Computer Systems, Inc. based in DuBois, Pennsylvania; (ii) Advanced Medical Office Systems, Inc. d/b/a I.E. Corporation based in Stockton, California; (iii) Shared Business Services, Inc. based in Clearwater, Florida; (iv) Uniserv, Inc. based in Baton Rouge, Louisiana; (v) Meditech, Inc. based in Clarksville, Indiana; and (vi) Business Support Systems, Inc. based in Chesapeake, Virginia. The acquisitions of the 1999 Acquired Companies were accounted for using the pooling of interests method of accounting. The aggregate consideration paid for the 1999 Acquired Companies consisted of 188,489 shares of Common Stock.

         On March 19, 1999, the Company or its affiliate acquired substantially all of the assets of Medical Systems Plus ("MPS"), a reseller of The Medical Manager software based in LaFayette, Louisiana. On March 24, 1999, the Company or its affiliate acquired substantially all of the assets of Premier Support Services, Inc. ("PSS"), a reseller of The Medical Manager software based in Dallas, Texas. On March 31, 1999, the Company or its affiliate acquired substantially all of the assets of the PM2000 Business of CSC Healthcare, Inc. ("CSC") based in Birmingham, Alabama. The acquisitions of MPS, PSS and CSC (the "1999 Purchased Companies") were accounted for using the purchase method of accounting. The aggregate consideration paid for the 1999 Purchased Companies consisted of $3,408,840 in cash, resulting in goodwill of $3,288,000.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         Basis of Presentation. The accompanying interim financial statements do not include all disclosures included in the financial statements for the year ended December 31, 1998 as included in the Company's Annual Report on Form 10-K for the year ended December 31, 1998 (the "Form 10-K"), and therefore should be read in conjunction with the financial statements included in the Form 10-K.

         In the opinion of management, the interim financial statements filed as part of this Quarterly Report on Form 10-Q reflect all adjustments, consisting only of normal recurring accruals, necessary for a fair presentation of the financial position and the results of operations and cash flows for the interim periods presented.

         Prior year financial statements have been restated to reflect the results of the 1999 Acquired Companies. The results of the 1999 Purchased Companies are reflected from their respective acquisition dates.

         Revenue Recognition. Revenue from the sale of systems is recognized in accordance with Statement of Position 97-2, Software Revenue Recognition ("SOP 97-2"). SOP 97-2 requires the total contract revenue to be allocated to the various elements of the contract based upon objective evidence of the fair values of such elements and allows for only the allocated revenue to be recognized upon completion of those elements. Amounts billed in advance of recognized revenue are deferred. Revenue from support and maintenance contracts is recognized as the services are performed ratably over the contract period, which typically does not exceed one year. Revenue from other services is recognized as the services are provided. Certain expenses are allocated between the cost of revenue for systems and cost of revenue for maintenance and other based upon revenue, which basis management believes to be reasonable.

         Note Receivable. The Company issued a note receivable to an unrelated party in the amount of $5 million. The note receivable is due February 28, 2000 and bears interest at the rate of 14% per annum, payable on September 1, 1999 and February 28, 2000.

3. SUMMARY FINANCIAL DATA OF THE ACQUISITIONS

         The acquisitions of the 1999 Acquired Companies discussed in Note 1 have been accounted for using the pooling of interests method of accounting, and accordingly, the consolidated financial statements for the periods presented have been restated to include the results of operations of the 1999 Acquired Companies. The 1999 Acquired Companies generated revenues of $2,273,000 for the period from January 1, 1999 through their respective acquisition date and revenues of $1,436,000 for the three months ended March 31, 1998. Net income of the 1999 Acquired Companies was $257,000 for the period from January 1, 1999 through their respective acquisition date and $59,000 for the three months ended March 31, 1998. There were changes in the 1999 Acquired Companies' stockholders' equity of $13,000, excluding net income, for the period from January 1, 1999 through their respective acquisition date. There were no changes in the 1999 Acquired Companies' stockholders' equity other than net income for the three months ended March 31, 1998.

         The acquisitions of the 1999 Purchased Companies discussed in Note 1 were accounted for using the purchase method of accounting, and accordingly the consolidated financial statements reflect the results of operations for the 1999 Purchased Companies only since their respective dates of acquisition. The impact of the 1999 Purchased Companies on revenues, net income, and earnings per share is not significant.

4. EARNINGS PER SHARE

         Basic and diluted earnings per share for the three months ended March 31, 1999 and 1998 are calculated as set forth below (in thousands, except per share data):



                                                                           THREE MONTHS ENDED
                                                                 MARCH 31, 1999          MARCH 31, 1998
                                                               ------------------        --------------
Net income .................................................        $ 5,552                  $ 3,530
                                                                    -------                  -------
BASIC EARNINGS PER SHARE:

Weighted average common shares outstanding .................         22,363                   20,541
                                                                    -------                  -------
Basic earnings per share ...................................        $  0.25                  $  0.17
                                                                    -------                  -------
DILUTED EARNINGS PER SHARE:

Weighted average common shares outstanding .................         22,363                   20,541

Effect of dilutive shares:

Stock awards ...............................................              0                       36

Stock options ..............................................            925                      904
                                                                    -------                  -------
Diluted shares .............................................         23,288                   21,481
                                                                    -------                  -------
Diluted earnings per share .................................        $  0.24                  $  0.16
                                                                    -------                  -------

5. SEGMENT REPORTING

         In 1998, the Company adopted SFAS 131. The segment information below presents the Company's three reportable segments - (1) Research & Development,
(2) Sales & Marketing and (3) the Dealer Network, which represents the Company-owned dealers.

         The Company is organized primarily on the basis of the production, distribution and service processes broken into nine production or distribution units. Six of the distribution and service units have been aggregated into the "Dealer Network" segment. These units derive their revenue from the sale and service of The Medical Manager software. The "Sales & Marketing" unit consists of a single distribution and service unit and derives its revenue from the sale, licensing and distribution of The Medical Manager software to the Dealer Network segment and the independent dealer network. Two of the production units have been aggregated to form the "Research & Development" segment. These units derive their revenue primarily from license royalty fees for The Medical Manager software and other software packages.

         The accounting policies of the segments are the same as those described in footnote 2. Individual segment data includes intersegment revenues, which are then eliminated on a consolidated basis. Revenues and net income reported in the Research & Development segment and the Sales & Marketing segment are derived primarily from intersegment sales. The Dealer Network segment purchases software and licenses from the Sales & Marketing segment, which recognizes these sales as revenue. The Research & Development segment then collects royalties from the Sales & Marketing segment as it's primary source of revenues. Sales to the Dealer Network segment by the Sales & Marketing segment are made at the same wholesale price sold to independent dealers. Royalties to the Research & Development segment are based on royalty agreements with Sales & Marketing. The Company evaluates the performance of all three segments based on revenues and net income, and additionally, it evaluates the Dealer Network on operating margins.

         The table below presents information about reported segments and the reconciliation of total segment information to the consolidated information as reflected on the accompanying financial statements for the three months ending March 31, 1999 and 1998.

                                                                                                  Elimination of
                    Research &         Sales &           Dealer                                 Intersegment Sales
                    Development       Marketing         Network        Total       All Others      or Receivables    Consolidated
                   ---------------------------------------------------------------------------------------------------------------
1999:

Revenues             $   7,271        $   7,857        $  32,481     $  47,609      $     603         $  (6,884)        $  41,328
Net income               3,433            2,766            3,204         9,403         (3,851)                0             5,552
Total assets            38,268           33,070          177,253       248,590        201,353          (323,742)          126,202

1998:

Revenues             $   4,790        $   5,095        $  26,750     $  36,635      $     354         $  (6,008)        $  30,981
Net income               2,470            1,102            2,455         6,027         (2,497)                0             3,530
Total assets            23,144           24,497          118,763       166,404        106,785          (207,232)           65,958

6. COMMITMENTS AND CONTINGENCIES

         A class action lawsuit was brought against the Company alleging Year 2000 issues regarding The Medical Manager software in versions prior to Version 9.0. Seven additional lawsuits were also brought against the Company, each purporting to sue on behalf of those similarly situated and raising essentially the same issues. In December 1998, the Company preliminarily entered into an agreement to settle the class action lawsuit, as well as five of the seven other similar cases. The settlement created a settlement class of all purchasers of Version 7 and 8 and upgrades to Version 9 of The Medical Manager software, and released the Company from Year 2000 claims arising out of the sales of these versions of the Company's product. Under the terms of the settlement, Version 8.12, containing the Company's upgraded Version of 8.11 software in addition to the Year 2000 patch, will be licensed without a license fee to Version 7 and 8 users who participate in the settlement. In addition, the settlement also provides that participating users who purchased a Version 9 upgrade will have the option to obtain one of four optional modules from the Company without a license fee, or to elect to take a share of a settlement cash fund. The settlement required the Company to make a cash payment of $1.455 million. The settlement was approved by the District Court of New Jersey on March 15, 1999. Pursuant to the settlement, the Company was released from liability due to the Year 2000 non-compliance of Versions 7 and 8 by all users of Versions 7 and 8 except 29 users who "opted-out" of the class settlement.

         A lawsuit was brought against the Company and certain of its officers and directors, among other parties, on October 23, 1998 in the United States District Court for the Middle District of Florida. The lawsuit, styled George Ehlert, et al. vs. Michael A. Singer, et al., purports to bring an action on behalf of the plaintiffs and others similarly situated to recover damages for alleged violations of the federal securities laws and Florida laws arising out of the Company's issuance of allegedly materially false and misleading statements concerning its business operations, including the development and sale of its principal product, during the class period. An amended complaint was served on March 2, 1999. The class period is alleged to be between April 23, 1998 and August 5, 1998. The lawsuit seeks, among other things, compensatory damages in favor of the plaintiffs and the other purported class members and reasonable costs and expenses. The Company believes that this lawsuit is without merit and intends to vigorously defend against it.

         The Company is from time to time involved in other routine litigation incidental to the conduct of its business. The Company believes that no such currently pending routine litigation to which it is party will have a material adverse effect on its financial condition or results of operations.

7. SUBSEQUENT EVENTS

         Subsequent to March 31, 1999, the Company executed and closed agreements to acquire the following resellers of The Medical Manager software:
(i) Quantum Healthcare Systems, Inc., based in Fresno, California, on June 9, 1999; (ii) Western Healthcare, based in San Luis Obispo, California, on June 11, 1999; (iii) Donald Friesen & Associates, based in Bakersfield, California, on June 12, 1999; and (iv) Diversified Management Services, Inc., based in Oklahoma City, Oklahoma, on June 30, 1999. The acquisitions were accounted for using the pooling of interests method of accounting. The aggregate consideration paid was 53,863 shares of Common Stock.

         Also subsequent to March 31, 1999, the Company executed and closed agreements to acquire substantially all of the assets of the following companies or divisions: (i) Raven Healthcare Management, Inc., based in Nashville, Tennessee, on June 4, 1999; (ii) the Network Group Division of Blue Cross Blue shield of Georgia, based in Columbus, Georgia, on June 30, 1999,
(iii) the Wismer * Martin division of Physician Computer Network, Inc., based in Spokane, Washington, on July 2, 1999; and (iv) Hyperion Business Systems, based in Oakland, California, on July 20, 1999. The acquisitions were accounted for using the purchase method of accounting. The aggregate consideration paid was $12,500,000 in cash, the issuance of $350,000 of debt, and 74,277 shares of Common Stock.

         On July 23, 1999, the Company merged with Synetic, Inc. providing for a strategic business combination in a tax-free pooling of interests transaction. Each outstanding share of the Company's Common Stock was exchanged into 0.625 newly issued shares of Synetic, Inc's common stock. In connection with the merger, Synetic, Inc. changed its name to Medical Manager Corporation, and the Company changed its name to Medical Manager Health Systems, Inc.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors and Stockholders of Medical Manager Health Systems, Inc.

     In our opinion, the consolidated balance sheets, consolidated statements of operations, consolidated statements of stockholders' equity and the consolidated statements of cash flows present fairly, in all material respects, the financial position of Medical Manager Health Systems, Inc. (formerly Medical Manager Corporation) and its subsidiaries (the "Company") at December 31, 1998 and 1997, and the results of their operations and of their cash flows for each of the three years in the period ended December 31, 1998 in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

     As discussed in Note 14, on July 23, 1999, the Company merged with and into Synetic, Inc. in a pooling of interests transaction.

                                          PricewaterhouseCoopers LLP

February 5, 1999, except for the second paragraph of Note 13, the third paragraph of Note 14, the first and second paragraphs of Note 14 and the fourth paragraph of Note 14, as to which the dates are March 2, 1999, March 15, 1999, July 20, 1999 and
July 23, 1999, respectively

                         MEDICAL MANAGER HEALTH SYSTEMS

          CONSOLIDATED BALANCE SHEETS AS OF DECEMBER 31, 1998 AND 1997
                   (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)

                                                              DECEMBER 31,   DECEMBER 31,
                                                                  1998           1997
                                                              ------------   ------------
                                         ASSETS
CURRENT ASSETS
  Cash and cash equivalents.................................    $ 49,583       $ 6,901
  Accounts receivable, net of allowance of $2,413 and
     $1,392, respectively...................................      27,624        17,769
  Inventory.................................................       1,673         2,517
  Prepaid expenses and other current assets.................       1,707         2,813
  Deferred income taxes.....................................       1,291           727
                                                                --------       -------
          Total current assets..............................      81,878        30,727
PROPERTY AND EQUIPMENT, net.................................       8,888         6,724
GOODWILL AND OTHER INTANGIBLES, net.........................      28,266        23,775
OTHER ASSETS................................................       1,354           125
                                                                --------       -------
          Total assets......................................    $120,386       $61,351
                                                                ========       =======
                          LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
  Notes payable, current....................................    $  2,438       $ 5,115
  Accounts payable and accrued liabilities..................      11,855         8,582
  Customer deposits and deferred maintenance revenue........       8,350         9,466
  Income taxes payable......................................       1,021           617
                                                                --------       -------
          Total current liabilities.........................      23,664        23,780
LONG-TERM OBLIGATIONS, net of current maturities............       2,243         4,224
                                                                --------       -------
          Total liabilities.................................      25,907        28,004
                                                                --------       -------
Commitments and contingencies (Notes 4, 5 and 13)
STOCKHOLDERS' EQUITY
  Preferred stock, 500,000 shares authorized, none issued
  and outstanding Common stock, $.01 par value, 50,000,000
  shares authorized.........................................         221           203
  Additional paid-in capital................................      75,704        29,818
  Retained earnings.........................................      18,554         3,326
                                                                --------       -------
          Total stockholders' equity........................      94,479        33,347
                                                                --------       -------
          Total liabilities and stockholders' equity........    $120,386       $61,351
                                                                ========       =======

         See accompany notes to the consolidated financial statements.

                         MEDICAL MANAGER HEALTH SYSTEMS

                     CONSOLIDATED STATEMENTS OF OPERATIONS
              FOR THE YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                YEAR ENDED DECEMBER 31,
                                                              ---------------------------
                                                               1998      1997      1996
                                                              -------   -------   -------
Revenue
  Systems...................................................  $87,317   $55,028   $32,229
  Maintenance and other.....................................   48,595    36,800    16,659
                                                              -------   -------   -------
     Total revenue..........................................  135,912    91,828    48,888
                                                              -------   -------   -------
Cost of revenue
  Systems...................................................   40,802    24,978    16,565
  Maintenance and other.....................................   26,796    20,604     8,582
                                                              -------   -------   -------
     Total costs of revenue.................................   67,598    45,582    25,147
                                                              -------   -------   -------
          Gross margin......................................   68,314    46,246    23,741
                                                              -------   -------   -------
Operating expenses
  Selling, general and administrative.......................   34,877    26,450    14,560
  Year 2000 litigation expenses.............................    2,366         0         0
  Research and development..................................    4,506     3,170     2,672
  Depreciation and amortization.............................    3,488     1,688       661
                                                              -------   -------   -------
     Total operating expenses...............................   45,237    31,308    17,893
                                                              -------   -------   -------
          Income from operations............................   23,077    14,938     5,848
Other income (expense)
  Interest expense..........................................     (170)     (288)     (200)
  Interest income...........................................    1,571       610       119
  Other income (expense)....................................      (39)      110      (570)
                                                              -------   -------   -------
Income before income taxes..................................   24,439    15,370     5,197
Income taxes................................................    8,666     5,678         9
                                                              -------   -------   -------
          Net income........................................  $15,773   $ 9,692   $ 5,188
                                                              =======   =======   =======
Basic earnings per share (Note 8):..........................  $  0.73   $  0.48
                                                              =======   =======
Diluted earnings per share (Note 8):........................  $  0.70   $  0.47
                                                              =======   =======

        See accompanying notes to the consolidated financial statements.

                         MEDICAL MANAGER HEALTH SYSTEMS

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
              FOR THE YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996
                                 (IN THOUSANDS)

                                                    COMMON STOCK     ADDITIONAL
                                                   ---------------    PAID IN     RETAINED
                                                   SHARES   AMOUNT    CAPITAL     EARNINGS    TOTAL
                                                   ------   ------   ----------   --------   --------
Balance, January 1, 1996, as restated............   8,583    $ 86     $  1,660    $ 2,749    $  4,495
  Dividends......................................                                  (8,691)     (8,691)
  Other..........................................                          (33)                   (33)
  Net income.....................................                                   5,188       5,188
                                                   ------    ----     --------    -------    --------
Balance, December 31, 1996.......................   8,583      86        1,627       (754)        959
  Dividends......................................                                  (5,567)     (5,567)
  Issuance of common stock at the Offering,
     net.........................................   6,000      60       58,170                 58,230
  Mergers:
     Payments to MMR&D Stockholder...............                      (35,062)               (35,062)
     Issuance of Common Stock and payment to
       other Founding Companies' stockholders,
       net.......................................   5,335      53       (1,609)                (1,556)
  Acquisitions:
     Issuance of Common Stock for Acquisitions of
       Purchased Companies.......................     380       4        6,521                  6,525
     Contributions from former stockholders of
       certain of the Acquired Companies.........                           45        (45)          0
  Stock options exercised........................      11       0          126                    126
  Net income.....................................                                   9,692       9,692
                                                   ------    ----     --------    -------    --------
Balance, December 31, 1997.......................  20,309     203       29,818      3,326      33,347
  Dividends......................................                                    (545)       (545)
  Secondary public offering, net of transaction
     costs.......................................   1,500      15       42,245                 42,260
  Acquisitions:
     Issuance of Common Stock for Acquisitions of
       Purchased Companies.......................      21       0          572                    572
  Stock options exercised and related tax
     benefit.....................................     230       3        3,069                  3,072
  Net income.....................................                                  15,773      15,773
                                                   ------    ----     --------    -------    --------
Balance, December 31, 1998.......................  22,060    $221     $ 75,704    $18,554    $ 94,479
                                                   ======    ====     ========    =======    ========

        See accompanying notes to the consolidated financial statements.

                         MEDICAL MANAGER HEALTH SYSTEMS

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
              FOR THE YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996
                                 (IN THOUSANDS)

                                                                YEAR ENDED DECEMBER 31,
                                                              ----------------------------
                                                               1998       1997      1996
                                                              -------   --------   -------
Cash flows from operating activities:
  Net income................................................  $15,773   $  9,692   $ 5,188
  Adjustments to reconcile net income to net cash provided
    by operating activities:
    Depreciation and amortization...........................    3,488      1,688       661
    Deferred income taxes...................................     (563)      (615)        0
    Loss on sale of property and equipment..................        0          6         1
    Loss on impaired asset..................................        0          0       533
    Realized gain on marketable securities..................        0        (52)       (8)
  Changes in assets and liabilities, net of effects from
    acquisitions
    Accounts receivable.....................................  (10,229)    (5,863)     (687)
    Inventory...............................................      503       (908)      258
    Prepaid expenses and other assets.......................     (187)    (1,119)     (227)
    Accounts payable and accrued liabilities................    3,021     (1,914)      381
    Customer deposits and deferred maintenance revenue......   (1,323)    (1,093)    1,724
    Income taxes payable....................................    1,497        345         8
                                                              -------   --------   -------
  Net cash provided by operating activities.................   11,980        167     7,832
                                                              -------   --------   -------
Cash flow from investing activities:
  Purchases of investments..................................      (30)         0       (61)
  Proceeds from sale of investments.........................       30        264       110
  Purchases of property and equipment.......................   (3,891)    (1,342)     (641)
  Proceeds from sale of property and equipment..............        0         47        50
  Payments for acquisitions made, net of cash acquired......   (4,069)   (13,189)        0
                                                              -------   --------   -------
  Net cash used in investing activities.....................   (7,960)   (14,220)     (542)
                                                              -------   --------   -------
Cash flow from financing activities:
  Proceeds from the issuance of notes payable...............      196        333       609
  Payments of notes payable.................................   (5,261)    (7,704)     (806)
  Due to affiliates.........................................        0      4,998        17
  Repurchase of treasury shares by one of the Acquired
    Companies...............................................        0          0       (86)
  Net proceeds from the issuance of common stock............   42,260     58,230         0
  Proceeds from the exercise of stock options...............    2,012        126         0
  Equity contributions from a certain shareholder of one of
    the Acquired Companies..................................        0          0        55
  Payments made to stockholder of MMR&D.....................        0    (35,062)        0
  Dividends.................................................     (545)    (3,080)   (5,982)
                                                              -------   --------   -------
  Net cash provided by (used in) financing activities.......   38,662     17,841    (6,193)
                                                              -------   --------   -------
Net change in cash and cash equivalents.....................   42,682      3,788     1,097
                                                              -------   --------   -------
Cash and cash equivalents:
  Beginning of period.......................................    6,901      3,113     2,016
                                                              -------   --------   -------
  End of period.............................................  $49,583   $  6,901   $ 3,113
                                                              =======   ========   =======
Non-cash dividends..........................................  $     0   $  2,468   $ 2,709
                                                              =======   ========   =======
Cash paid for interest:.....................................  $    87   $    275   $   211
                                                              =======   ========   =======
Cash paid for taxes:........................................  $ 7,435   $  5,726   $    17
                                                              =======   ========   =======

        See accompanying notes to the consolidated financial statements.

                         MEDICAL MANAGER HEALTH SYSTEMS

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

1. ORGANIZATION AND BASIS OF PRESENTATION

     Medical Manager Health Systems ("MMC") was founded on July 10, 1996 to bring together the research and development, sales, marketing and support resources for The Medical Manager(R) software, a leading physician practice management system for independent physicians, physician groups, management service organizations ("MSOs"), Physician Practice Management companies ("PPMs"), independent practice associations ("IPAs"), managed care organizations and other providers of health care services in the United States. On February 4, 1997, MMC acquired in separate mergers (the "Mergers") simultaneously with the consummation of the initial public offering ("IPO"), five companies: (i) Medical Manager Research & Development, Inc. (formerly Personalized Programming, Inc.) ("MMR&D"), the owner and developer of The Medical Manager software; (ii) Medical Manager Sales & Marketing, Inc. (formerly Systems Plus, Inc.) ("MMS&M"), the long-time national distributor of the software; (iii) Medical Manager Southeast (formerly National Medical Systems, Inc.) ("MMSE"), a national dealer located in Tampa, Florida; (iv) Medical Manager Northeast (formerly RTI Business Systems, Inc.) ("MMNE"), a large, regional dealership in Albany, New York; and (v) Medical Manager Midwest, Inc. (formerly Systems Management, Inc.) ("MMMW"), a large, regional dealership in South Bend, Indiana (collectively, the "Founding Companies"), which became separate, wholly-owned subsidiaries of MMC. The aggregate consideration paid by MMC for the Founding Companies was approximately $46.9 million in cash and 11.7 million shares of MMC's common stock par value $.01 per share (the "Common Stock") for an aggregate value of $175.7 million. The acquisitions were accounted for as a combination of the Founding Companies at historical cost for accounting purposes. MMR&D is identified as the acquirer for financial statement presentation purposes and is presented on a combined basis with MMC from July 10, 1996. MMC conducted no significant operations and generated no revenue prior to the closing of the IPO.

     During the year ended December 31, 1997, MMC or its affiliates executed and closed agreements to acquire 10 resellers (the "1997 Acquired Companies") of The Medical Manager software. These acquisitions were accounted for using the pooling of interests method of accounting. The aggregate consideration paid for the 1997 Acquired Companies consisted of 1,644,836 shares of Common Stock.

     Also during the year ended December 31, 1997, MMC or its affiliates executed and closed definitive agreements to acquire substantially all of the assets or all of the outstanding equity securities of the following 12 resellers (the "1997 Purchased Companies") of The Medical Manager software.

COMPANY ACQUIRED                                  DATE OF ACQUISITION            LOCATION
----------------                                  -------------------            --------
Artemis, Inc.                                     July 30, 1997         Indianapolis, Indiana
Package Computer Systems, Inc. d/b/a PAC-COMP     August 1, 1997        Sterling Heights, Michigan
Boston Computer Systems, Inc.                     August 6, 1997        Norwood, Massachusetts
Matrix Computer Consultants, Inc.                 September 5, 1997     Norman, Oklahoma
Professional Management Systems, Inc.             September 10, 1997    St. Charles, Illinois
AMSC, Inc., together with its wholly owned                              Orlando, Florida and
  subsidiary, AMSC Midwest, Inc.                  September 11, 1997    Topeka, Kansas
Data Concepts, Inc.                               October 30, 1997      Boise, Idaho
Medical Systems, Consultants, Inc.                October 30, 1997      Boise, Idaho
Advanced Practice Management, Inc.                November 10, 1997     San Diego, California
Medico Support Services, Inc.                     November 18, 1997     Salem, Oregon
Companion Technologies of Florida, Inc.           December 31, 1997     Tampa, Florida
Companion Technologies of Texas                   December 31, 1997     Arlington, Texas

                         MEDICAL MANAGER HEALTH SYSTEMS

     The 1997 Purchased Companies were accounted for using the purchase method of accounting. The aggregate consideration paid for the 1997 Purchased Companies was 380,230 shares of Common Stock, $4,265,866 in cash and the issuance of $6,000,000 in debt.

     During the year ended December 31, 1998, MMC or its affiliates executed and closed agreements to acquire the following resellers of The Medical Manager software (the "1998 Acquired Companies"): (i) Medical Practice Support Services, Inc. ("MPSS") based in Pittsburgh, Pennsylvania; (ii) Health Care Management Solutions, Inc. d/b/a Healthcare Informatics, Inc. ("HCMS") based in Springfield, Illinois ; (iii) Strategic Systems, Inc. ("Strategic") based in Denver, Colorado; (iv) Intelligent Concept, Ltd. (U.S.A.) ("IC") based in Los Angeles, California; (v) Health-Tech Systems, Inc. ("Health-Tech") based in El Paso, Texas; (vi) Healthcare Automation Associates, Inc. ("HAA") based in Phoenix, Arizona; (vii) Qualified Technology, Inc. ("Qualified") based in Baton Rouge, Louisiana; (viii) Medical Systems, Inc. ("MSI") based in Dallas, Texas;
(ix) Prism Microcomputers, Inc. ("Prism") based in Fairfax, Virginia; (x) Advantage Medical Systems, Inc. ("Advantage") based in Hurricane, West Virginia;
(xi) Medical Design and Images, Inc. ("Medical Design") based in Austin, Texas;
(xii) Lee Data Systems, Inc. ("Lee Data") based in Plymouth Meeting, Pennsylvania; and (xiii) MedData Corporation ("MedData") based in Elliot City, Maryland. The acquisitions of the 1998 Acquired Companies were accounted for using the pooling of interests method of accounting. The aggregate consideration paid for the 1998 Acquired Companies consisted of 567,823 shares of Common Stock.

     During the year ended December 31, 1998, MMC or its affiliates executed and closed agreements to acquire substantially all of the assets, or all of The Medical Manager assets, of the following resellers ("the 1998 Purchased Companies") of The Medical Manager software:

COMPANY ACQUIRED                 DATE OF ACQUISITION  LOCATION
----------------                 -------------------  --------
Management Integrated Solutions  April 4, 1998        Houston, Texas
CSA Provider Services            June 25, 1998        Phoenix, Arizona
Wahltek, Inc.                    September 1, 1998    Des Moines, Iowa
LLBC Enterprises, Inc.           September 21, 1998   San Antonio, Texas
Circle Software                  November 30, 1998    Ft. Lauderdale, Florida
ProMed Systems, Inc.             December 31, 1998    New Haven, Connecticut
MSO Billing Services, Inc.       December 31, 1998    Dallas, Texas

     The acquisitions of the 1998 Purchased Companies were accounted for using the purchase method of accounting. The aggregate consideration paid for the 1998 Purchased Companies consisted of 21,445 shares of the MMC's Common Stock and $4,082,500 in cash.

     The 1997 Acquired Companies and the 1998 Acquired Companies are referred to collectively as the Acquired Companies. The 1997 Purchased Companies and the 1998 Purchased Companies are referred to collectively as the Purchased Companies. MMC, the Founding Companies, the Acquired Companies, and the Purchased Companies are referred to collectively as the Company.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Principles of Consolidation. The accompanying financial statements have been presented on a consolidated basis for the years ended December 31, 1998, 1997 and 1996. The consolidated financial statements include MMC and its wholly owned subsidiaries. All significant intercompany balances and intercompany transactions have been eliminated in consolidation. The accompanying consolidated financial statements

                         MEDICAL MANAGER HEALTH SYSTEMS
include MMC, MMR&D and the Acquired Companies through February 4, 1997, the date of MMC's acquisition of the Founding Companies, after which the historical financial statements reflect the results of MMC, MMR&D, the Acquired Companies, and the other Founding Companies. The results of the Purchased Companies are reflected subsequent to their respective acquisition date. The accompanying financial statements have been adjusted retroactively to show the effect of the acquisitions of the Acquired Companies as if they had occurred on January 1, 1996.

     Revenue Recognition. Revenue from software licenses is recognized upon sale and shipment. For the years ended December 31, 1997 and 1996, revenue from the sale of systems was recognized when the system was installed and when the related client training was completed, as established in Statement of Position ("SOP") 91-1, Software Revenue Recognition. Beginning January 1, 1998, revenue from the sale of systems is recognized in accordance with SOP 97-2, Software Revenue Recognition. SOP 97-2 requires the total contract revenue to be allocated to the various elements of the contract based upon objective evidence of the fair values of such elements and allows for only the allocated revenue to be recognized upon completion of those elements. The effect of the adoption of SOP 97-2 was not significant to the Company's results of operations for the year ended December 31, 1998. Amounts billed in advance of recognized revenue are deferred. Revenue from support and maintenance contracts is recognized as the services are performed ratably over the contract period, which typically does not exceed one year. Revenue from other services are recognized as they are provided. Certain expenses are allocated between the cost of revenue for systems and maintenance and other based upon revenue, which basis management believes to be reasonable.

     Goodwill and Other Intangibles. Goodwill and other intangibles consist of covenants not to compete and goodwill arising from business acquisitions, detailed as follows (in thousands):

                                                               1998      1997
                                                              -------   -------
Goodwill arising from business acquisitions.................  $30,032   $24,523
Covenants not to compete....................................      300       227
                                                              -------   -------
Total gross goodwill and other intangibles..................   30,332    24,750
Accumulated amortization....................................    2,066       975
                                                              -------   -------
Total net goodwill and other intangibles....................  $28,266   $23,775
                                                              =======   =======

     The covenants not to compete are being amortized over periods of two to three years and the goodwill arising from business acquisitions is being amortized over a 20 year period.

     Asset Impairment. Statement of Financial Accounting Standards ("SFAS") No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of, requires that long-lived assets and certain intangibles to be held and used by the Company be reviewed for impairment. The Company periodically assesses whether there has been a permanent impairment of its long-lived assets, in accordance with SFAS No. 121. No write-down of assets due to impairment was required in the years ended December 31, 1998 or 1997. Approximately $500,000 of goodwill was recorded by one of the Acquired Companies, prior to their acquisition by the Company, and was written off in the year ended December 31, 1996.

     Property and Equipment. Property and equipment are stated at cost. Additions and major renewals are capitalized. Repairs and maintenance are charged to expense as incurred. Upon disposal, the related cost and accumulated depreciation are removed from the accounts, with the resulting gain or loss included in income. Depreciation is provided principally on the straight-line method over the estimated useful lives of the assets. Amortization of leasehold improvements is provided for over the shorter of the estimated service life of the leased asset or the lease term using the straight-line method.

                         MEDICAL MANAGER HEALTH SYSTEMS

     Inventory. Inventory primarily consists of peripheral computer equipment. Inventory cost is accounted for on the first-in, first-out basis and reported at the lower of cost or market.

     Research and Development. Software development costs are included in research and development and are expensed as incurred. SFAS No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed," requires the capitalization of certain software development costs once technological feasibility is established. The capitalized cost is then amortized over the estimated product life. To date, the period between achieving technological feasibility and the general availability of such software has been short and software development costs qualifying for capitalization have been insignificant.

     Cash and Cash Equivalents. The Company considers all highly liquid investments with maturity dates of three months or less when purchased to be cash equivalents. These cash equivalents are predominantly in U.S. dollar domestic tax free municipal instruments.

     Income Taxes. The Company utilizes the asset and liability method of accounting for income taxes. Under this method, deferred income taxes are recorded to reflect the tax consequences on future years differences between the tax basis of assets and liabilities and their financial reported amounts at each year end based on enacted laws and statutory rates applicable to the periods in which differences are expected to affect taxable income. A valuation allowance is provided against the future benefits of deferred tax assets if it is determined that it is more likely than not that the future tax benefits associated with the deferred tax asset will not be realized. See Note 11.

     Use of Estimates. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reported period. Actual results could differ from those estimates; however, management does not believe these differences would have a material effect on operating results.

     Concentration of Credit Risk. The Company's financial instruments that are exposed to concentrations of credit risk consist primarily of cash and cash equivalents and accounts receivable. With regard to accounts receivables, credit risk is limited due to the wide variety of customers in the health care industry and the geographic areas into which the Company's systems and services are sold. With regards to cash, the Company places its funds with high credit quality institutions. At times, such monies may be in excess of the FDIC or other insurance limits, however, the Company has not experienced any losses in such accounts.

     Non-cash Transactions. Non-cash investing and financing activities during the year ended December 31, 1998 included the purchase of approximately $2.3 million of assets of the 1998 Purchased Companies through the assumption of liabilities and the issuance of Common Stock and the purchase of equipment through the assumption of a lease obligation. Non-cash transactions during the year ended December 31, 1997 included the purchase of approximately $23.7 million of assets of the other Founding Companies and the 1997 Purchased Companies through the assumption of liabilities and the issuance of Common Stock.

     Reclassifications. Certain prior year amounts have been reclassified to conform with 1998 presentations. These reclassifications had no impact on net income or stockholders' equity.

     Segment Reporting. In 1998, the Company adopted SFAS 131, "Disclosures about Segments of an Enterprise and Related Information". SFAS 131 supersedes SFAS 14, "Financial Reporting for Segments of a Business Enterprise", replacing the "industry segment" approach with the "management"approach. The management approach designates the internal organization that is used by management for making operating decisions and assessing performance as the source of the Company's reportable segments. SFAS 131 also requires disclosures about products and services, geographic areas, and major customers. The adoption of

                         MEDICAL MANAGER HEALTH SYSTEMS

FAS 131 did not affect results of operations or financial position but did affect the disclosure of segment information. See Note 12.

     Comprehensive Income. SFAS No. 130, "Reporting Comprehensive Income". In June 1997, the Financial Accounting Standards Board issued SFAS No. 130, effective for fiscal periods beginning after December 15, 1997. The new standard requires that comprehensive income, which includes net income as well as certain changes in assets and liabilities recorded in common equity, be reported in the financial statements. The Company adopted SFAS No. 130 during the year ended December 31, 1998. For the years ended December 31, 1998, 1997 and 1996 there were no components of comprehensive income other than net income.

     Employee Benefits Disclosures. SFAS No. 132, "Employers' Disclosures about Pensions and Other Postretirement Benefits". In February 1998, the Financial Accounting Standards Board issued SFAS No. 132 which is effective for periods ending after December 15, 1998. The new standard revises employers' disclosures about pensions and other postretirement benefits. For the years ended December 31, 1998, 1997 and 1996, there was no impact on the Company's financial statements.

     SFAS No. 133, "Accounting for Derivative Investments and Hedging Activities". SFAS No. 133 is effective for all fiscal quarters of fiscal years beginning after June 15, 1999. This statement establishes accounting and reporting standards for derivative instruments and hedging activities. The Company does not maintain any derivative investments nor does it conduct any hedging activities, therefore, SFAS 133 is not expected to impact the Company.

3. PROPERTY AND EQUIPMENT

     Property and equipment at December 31, 1998 and 1997 consisted of the following (in thousands):

                                                               1998      1997
                                                              -------   -------
Land and improvements.......................................  $   375   $   360
Buildings...................................................    2,253     2,253
Furniture and fixtures......................................    2,964     2,458
Office equipment and computers..............................    7,952     5,328
Software....................................................      871       160
Vehicles....................................................      918       880
Leasehold improvements......................................      533       288
                                                              -------   -------
                                                               15,866    11,727
Less accumulated depreciation...............................   (6,978)   (5,003)
                                                              -------   -------
Net property and equipment..................................  $ 8,888   $ 6,724
                                                              =======   =======

     Depreciation expense was approximately $2.1 million, $1.1 million, and $609,000 for the years ended December 31, 1998, 1997 and 1996, respectively.

                         MEDICAL MANAGER HEALTH SYSTEMS

4. NOTES PAYABLE

     Notes payable at December 31, 1998 and 1997 consist of the following (in thousands):

                                                               1998     1997
                                                              ------   ------
Note payable, stockholder (AAA distribution)(1) Interest:
  5.8%, repaid in 1998......................................  $    0   $  693
Notes payable, stockholders Interest: various between 0% and
  11%, repaid in 1998.......................................       0      404
Notes payable, remainder of purchase price for
  acquisitions(2) Interest: 5.5%............................   4,116    6,294
Promissory note, ($250,000 note)(3) Interest: 18%...........     250      250
Lines of credit(4) Interest: various between lender base
  plus 2% and 10.5%, repaid in 1998.........................       0      189
Notes payable, various Interest: various between 6% and
  12.75%, repaid in 1998....................................       0      278
Mortgages payable Interest: 9%, repaid in 1998..............       0    1,112
Non-compete agreements Due: various monthly amounts through
  1998, repaid in 1998......................................       0       34
Obligations under capital leases............................     315       85
                                                              ------   ------
Total debt..................................................   4,681    9,339
Less current maturities.....................................   2,438    5,115
                                                              ------   ------
Long-term debt..............................................  $2,243   $4,224
                                                              ======   ======

---------------

(1) Upon consummation of the IPO, MMR&D elected to terminate its S Corporation status. The Notes Payable, Stockholder (AAA Distribution) represented amounts due to the stockholder of MMR&D for dividends equal to the estimated balance in the S Corporation's Accumulated Adjustment Account as of February 4, 1997.
(2) The Notes payable for the remainder of the purchase price for acquisitions are due as follows: $25,000 due on demand; $2,000,000 due January 15, 1999; $50,000 due April 7, 1999; $41,000 due June 29, 1999; $2,000,000 due January
    15, 2000.
(3) On August 10, 1994, one of the Acquired Companies entered into a note payable in the amount of $250,000. The note was issued in connection with the Acquired Company's purchase of certain assets of Solutions Plus, Inc. The note is payable in 48 monthly installments, beginning September, 1994. Payment of this note is in dispute. The Company has not made payments according to its terms; accordingly, the Company may be considered to be in default. As a result of the potential default, the entire principal amount, plus accrued interest of $99,900, has been recorded as a current liability.
(4) These lines of credit were all closed during the year ended December 31, 1998.

     On January 14, 1998, the Company entered into a $10.0 million line of credit agreement with NationsBank of Tampa. The line of credit matures on May 31, 1999. The line of credit bears interest at Prime or LIBOR, at the election of the borrower, plus an applicable margin, as defined in the agreement. This debt instrument is due on demand. The agreement contains customary events of default and a number of customary covenants including certain financial ratios and restrictions on dividends. As of December 31, 1998 and 1997, there were no outstanding balances on this line of credit.

                         MEDICAL MANAGER HEALTH SYSTEMS

     Future minimum payments under all other debt obligations, excluding capital lease obligations, during the fiscal years subsequent to December 31, 1998 are as follows (in thousands):

1999........................................................  $2,366
2000........................................................   2,000
                                                              ------
Total.......................................................   4,366
Less current maturities.....................................   2,366
                                                              ------
Long-term portion...........................................  $2,000
                                                              ======

     Future minimum payments under capital lease obligations during the years subsequent to December 31, 1998 are as follows (in thousands):

1999........................................................  $ 88
2000........................................................    73
2001........................................................    73
2002........................................................    73
2003........................................................    28
                                                              ----
Total.......................................................   335
Less amount representing interest...........................    20
                                                              ----
Present value of future minimum lease payments..............   315
Less current maturities.....................................    72
                                                              ----
Long-term portion...........................................  $243
                                                              ====

     The carrying amount of all debt obligations approximates fair market value because of the short maturity of these instruments.

5. COMMITMENTS AND CONTINGENCIES

     The Company leases its office facilities and certain equipment under operating leases which have remaining lease terms ranging from one to six years.

     Future minimum rental commitments under noncancellable operating leases are as follows (in thousands):

1999........................................................  $2,891
2000........................................................   2,215
2001........................................................   1,785
2002........................................................     867
2003........................................................     526
Thereafter..................................................     166
                                                              ------
Total.......................................................  $8,450
                                                              ======

     Rent expense was approximately $4.2 million, $2.6 million and $1.4 million for the years ended December 31, 1998, 1997 and 1996, respectively.

     MMR&D and MMMW leases certain of its facilities under operating leases from an entities owned by certain stockholders. The leases expire between the years 1999 and 2001. The MMR&D lease provides for two options to renew for one year each and the MMMW lease provides for three options to renew for five years each. Rent paid to the stockholders for these leases was $448,000, $423,000 and $254,000 for the years ended December 31, 1998, 1997 and 1996, respectively.

                         MEDICAL MANAGER HEALTH SYSTEMS

6. SUMMARY FINANCIAL DATA OF THE ACQUISITIONS

     The acquisitions of the Acquired Companies discussed in Note 1 have been accounted for as pooling-of-interests, and accordingly, the consolidated financial statements for the periods presented have been restated to include the Acquired Companies. The Acquired Companies generated revenues of $11,138,000 for the period January 1, 1998 through their respective acquisition date, revenues of $23,873,000 for the year ended December 31, 1997 or through their respective acquisition date and revenues of $36,418,000 for the year ended December 31, 1996. Net income of the Acquired Companies was $1,165,000 for the period January 1, 1998 through their respective acquisition date, a net loss of $793,000 for the year ended December 31, 1997 or through their respective acquisition date, and a net loss of $229,000 for the year ended December 31, 1996. Changes in the Acquired Companies' stockholders' equity for the period January 1, 1998 through their respective acquisition date was $545,000. Changes in the Acquired Companies' stockholders' equity was $1,631,000 for the year ended December 31, 1997 or through their respective acquisition date. Changes in the Acquired Companies' stockholders' equity was $917,000 for the year ended December 31, 1996.

     The acquisitions of the Purchased Companies discussed in Note 1 were accounted for using the purchase method of accounting, and accordingly the consolidated financial statements reflect the results of operations for the Purchased Companies only since their respective date of acquisition. Pro forma revenues, net income and earnings per share of the Company are presented below (in thousands, except per share data) as though the acquisitions of Companion Technologies of Florida, Inc., Companion Technologies of Texas, and AMSC, Inc. had occurred as of January 1, 1996. The remainder of the Purchased Companies' revenues, net income, and earnings per share are not considered significant. The results of operations for Companion Technologies of Florida, Inc., Companion Technologies of Texas, and AMSC, Inc. are included in the full year ended December 31, 1998 and accordingly, no pro forma information is necessary for the year ended December 31, 1998.

                                                                  PRO FORMA
                                                                  YEAR ENDED
                                                                 DECEMBER 31,
                                                              ------------------
                                                                1997      1996
                                                              --------   -------
Revenues....................................................  $106,393   $63,613
Net income..................................................     8,942     5,415
Basic earnings per share....................................  $   0.45
Diluted earnings per share..................................  $   0.44

7. STOCKHOLDERS' EQUITY

     At December 31, 1998, the Company had two stock option plans as described below:

AMENDED AND RESTATED 1996 LONG-TERM INCENTIVE PLAN

     In September 1996, the Company adopted the 1996 Long-Term Incentive Plan, amended on June 9, 1998 (the "Incentive Plan"), under which the Compensation Committee has discretion to grant one or more of the following awards to executive officers, key employees, consultants and other service providers: (i) incentive stock options, (ii) non-qualified stock options, (iii) stock appreciation rights, (iv) restricted or deferred stock, (v) dividend equivalents, (vi) bonus shares and awards in lieu of the Company's obligations to pay cash compensation, and (vii) other awards the value of which is based in whole or in part upon the value of the Common Stock. Upon a change of control of the Company (as defined in the Incentive Plan), certain conditions and restrictions relating to an award with respect to the ability to exercise or settle such award will be accelerated.

     The maximum number of shares of Common Stock that may be subject to outstanding awards under the Incentive Plan may not exceed the greater of 2,000,000 shares or 12% of the aggregate number of shares of

                         MEDICAL MANAGER HEALTH SYSTEMS

Common Stock outstanding. The number of shares deliverable upon exercise of incentive stock options is limited to 500,000, and the number of shares deliverable as non-performance based restricted stock and deferred stock, is limited to 500,000.

     Information regarding the stock option component of the Incentive Plan is summarized below:

                                                                             WEIGHTED
                                                                             AVERAGE
                                                              NUMBER OF   EXERCISE PRICE
                                                               SHARES       PER SHARE
                                                              ---------   --------------
Balance, January 1, 1997....................................          0           --
Granted.....................................................  1,753,100      $11.238
Exercised...................................................    (11,525)      11.000
Forfeited...................................................    (84,413)      11.120
                                                              ---------
Balance, December 31, 1997..................................  1,657,162       11.245
Granted.....................................................    411,397       25.493
Exercised...................................................   (180,453)      11.150
Forfeited...................................................    (29,062)      14.320
                                                              ---------
Balance, December 31, 1998..................................  1,859,044      $14.289
                                                              =========

     The following table summarizes information about stock options outstanding at December 31, 1998:

                                WEIGHTED
                NUMBER           AVERAGE          NUMBER         WEIGHTED
              OUTSTANDING       REMAINING       EXERCISABLE      AVERAGE
EXERCISE    AT DECEMBER 31,    CONTRACTUAL    AT DECEMBER 31,    EXERCISE
 PRICES          1998             LIFE             1998           PRICE
--------   -----------------   -----------   -----------------   --------
$ 8.875           10,000            9              10,000        $ 8.875
 11.000        1,389,795            9             621,920         11.000
 17.000           61,001            9              12,126         17.000
 17.875          125,000           10                   0         17.875
 21.750           15,000           10                   0         21.750
 23.125            1,000           10                 250         23.125
 26.563           10,000           10                   0         26.563
 26.688            4,000           10                   0         26.688
 27.000            3,000           10                 750         27.000
 29.563          240,248           10              60,062         29.563
               ---------                          -------
               1,859,044                          705,108
               =========                          =======

     With exception of 10,000 options, all of the 1,859,044 options which were outstanding as of December 31, 1998, have a vesting schedule providing for 25% vesting at 6 months, 18 months, 30 months, and 42 months after the grant date. There are a total of 10,000 options which vested fully on April 30, 1998. All options expire 10 years after the date of grant. As of December 31, 1998, 705,108 options granted under the Incentive Plan were exercisable with a weighted average exercise price of $12.68. No compensation expense related to the options has been recorded as the options were granted at an exercise price equal to or greater than the fair market value of the Common Stock on the date of grant.

     A total of 50,000 shares of restricted stock awards were granted under the Incentive Plan on April 18, 1997. Compensation expense equal to the fair value of the Common Stock on the date of grant ($8.375 per share) is being recognized over a six year vesting period of these stock awards.

                         MEDICAL MANAGER HEALTH SYSTEMS

1996 NON-EMPLOYEE DIRECTORS' STOCK PLAN

     In September 1996, the Company adopted the 1996 Non-Employee Directors' Stock Plan (the "Directors' Plan") which provides for the automatic grant to each non-employee director an initial option to purchase 10,000 shares upon such person's initial election as a director. In addition, the Directors' Plan provides for an automatic annual grant to each non-employee director of an option to purchase 5,000 shares at each annual meeting of stockholders; provided, however, that a director will not be granted an annual option if he or she was granted an initial option during the preceding three months, later amended to sixty days. This plan also provides that each non-employee director may elect to receive 2,000 stock options in each calendar year in lieu of an annual cash fee and other cash payments for attending board meetings. A total of 250,000 shares are reserved for issuance under the Directors' Plan. The exercise price of options granted under the Directors' Plan may be no less than the fair market value of the Common Stock on the date of grant, and accordingly, no compensation expense has been recorded in connection with the stock options granted.

     Information regarding the Directors' Plan is summarized below:

                                                                      WEIGHTED
                                                                      AVERAGE
                                                       NUMBER OF   EXERCISE PRICE
                                                        SHARES       PER SHARE
                                                       ---------   --------------
Balance, January 1, 1997.............................        0             --
Granted..............................................   51,000        $12.250
                                                        ------
Balance, December 31, 1997...........................   51,000         12.250
Granted..............................................   28,000         29.000
                                                        ------
Balance, December 31, 1998...........................   79,000        $18.187
                                                        ======

     All options under the Directors' Plan vest one year after the date of grant and expire 10 years after the date of grant. The exercise price of the options outstanding under this plan range from $8.875 to $29.00. As of December 31, 1998, 51,000 options granted under the Directors' Plan were exercisable with a weighted average exercise price of $12.25.

FINANCIAL ACCOUNTING STANDARD NO. 123, "ACCOUNTING FOR STOCK BASED COMPENSATION"

     In October of 1995, the Financial Accounting Standards Board issued Financial Accounting Standard No. 123, "Accounting for Stock Based Compensation" ("FAS 123") which is effective for fiscal years beginning after December 15, 1995. As permitted by FAS 123, the Company has elected to account for its stock based plans under APB No. 25, "Accounting for Stock Issued to Employees".

                         MEDICAL MANAGER HEALTH SYSTEMS

     The weighted average fair value of the options granted during the year ended December 31, 1998 was $13.12. If the Company had elected to recognize compensation expense for stock options based on the fair value at grant date, consistent with the method prescribed in FAS 123, net income and earnings per share would have been reduced to the pro forma amounts shown below (in thousands, except per share data):

FOR THE YEAR ENDED DECEMBER 31, 1998:
Net income
  As reported...............................................  $15,773
  Pro forma.................................................   14,285
Basic earnings per common share
  As reported...............................................  $  0.73
  Pro forma.................................................     0.66
Diluted earnings per common share and common equivalent
  share
  As reported...............................................  $  0.70
  Pro forma.................................................     0.64
FOR THE YEAR ENDED DECEMBER 31, 1997:
Net income
  As reported...............................................  $ 9,692
  Pro forma.................................................    6,605
Basic earnings per common share
  As reported...............................................  $  0.48
  Pro forma.................................................     0.33
Diluted earnings per common share and common equivalent
  share
  As reported...............................................  $  0.47
  Pro forma.................................................     0.32

     There were no options outstanding as of December 31, 1996, thus pro forma information is not provided for the year ended December 31, 1996.

     The pro forma amounts were determined using the Black-Scholes Valuation Model with the following key assumptions: (i) a 52% volatility factor initially based on the Company's average trading price since the IPO, as well as the average trading stock price of comparable companies over the previous five years; (ii) no dividend yield; (iii) a discount rate equal to the rate available on U.S. Treasury Strip (zero-coupon) bond on the grant date, and (iv) an average expected option life of four years for directors' options and five years for employees' options.

                         MEDICAL MANAGER HEALTH SYSTEMS

8. EARNINGS PER SHARE

     Basic and diluted earnings per share for the years ended December 31, 1998 and 1997 are calculated as set forth below (in thousands, except per share data):

                                                               1998      1997
                                                              -------   -------
Net income..................................................  $15,773   $ 9,692
                                                              =======   =======
BASIC EARNINGS PER SHARE:
Weighted average shares outstanding.........................   21,554    20,054
                                                              -------   -------
Basic shares................................................   21,554    20,054
                                                              =======   =======
Basic earnings per share....................................  $  0.73   $  0.48
                                                              =======   =======
DILUTED EARNINGS PER SHARE:
Weighted average shares outstanding.........................   21,554    20,054
Effect of dilutive shares:
  Stock options.............................................      877       410
  Stock awards..............................................        0        11
                                                              -------   -------
Diluted shares..............................................   22,431    20,475
                                                              =======   =======
Diluted earnings per share..................................  $  0.70   $  0.47
                                                              =======   =======

9. EMPLOYEE BENEFIT PLAN

     On July 1, 1997, the Company began a qualified 401(k) savings plan (the "Plan") covering all employees meeting certain eligibility requirements. The Plan permits each participant to reduce his or her taxable compensation basis by up to 15% and have the amount of such reduction contributed to the Plan. During the year ended December 31, 1998, the Company made a matching contribution of 15% of the first 6% of the compensation deferred by each participant. Effective January 1, 1999, the Plan was amended so that the Company makes a contribution of 25% of the first 6% of the compensation deferred by each participant. Salary reduction contributions are immediately vested in full; matching contributions vest 20% per year over a five year period. During the years ended December 31, 1998 and 1997, the Company made contributions of $181,000 and $69,000 respectively.

                         MEDICAL MANAGER HEALTH SYSTEMS

10. QUARTERLY FINANCIAL INFORMATION (UNAUDITED)

     Summarized quarterly financial data for the years ended December 31, 1998 and 1997 is as follows (in thousands, except per share data):

                      FOR THE YEAR ENDED DECEMBER 31, 1998

                                              QUARTER    QUARTER       QUARTER        QUARTER
                                               ENDED      ENDED         ENDED          ENDED
                                             MARCH 31,   JUNE 30,   SEPTEMBER 30,   DECEMBER 31,
                                               1998        1998         1998            1998
                                             ---------   --------   -------------   ------------
REVENUE
  As reported..............................   $27,651    $30,637       $35,233        $37,586
  Effect of acquisitions treated as
     poolings of interests completed
     subsequent to quarter end.............     2,040      2,029           736             --
  As adjusted..............................    29,691     32,666        35,969         37,586
GROSS MARGIN
  As reported..............................   $13,844    $15,693       $17,912        $18,818
  Effect of acquisitions treated as
     poolings of interests completed
     subsequent to quarter end.............       813        993           241             --
  As adjusted..............................    14,657     16,686        18,153         18,818
NET INCOME
  As reported..............................   $ 3,523    $ 4,210       $ 4,485        $ 3,375
  Effect of acquisitions treated as
     poolings of interests completed
     subsequent to quarter end.............       (91)       322           (51)            --
  As adjusted..............................     3,432      4,532         4,434          3,375
BASIC EARNINGS PER COMMON SHARE AND COMMON
  SHARE EQUIVALENT
  As reported..............................   $  0.18    $  0.20       $  0.21        $  0.15
  Effect of acquisition treated as pooling
     of interests completed subsequent to
     quarter end...........................   ($ 0.01)   $  0.01       ($ 0.01)            --
  As adjusted..............................   $  0.17    $  0.21       $  0.20        $  0.15
DILUTED EARNINGS PER COMMON SHARE AND
  COMMON SHARE EQUIVALENT
  As reported..............................   $  0.17    $  0.19       $  0.20        $  0.15
  Effect of acquisition treated as pooling
     of interests completed subsequent to
     quarter end...........................   ($ 0.01)   $  0.01       ($ 0.01)            --
  As adjusted..............................   $  0.16    $  0.20       $  0.19        $  0.15

                         MEDICAL MANAGER HEALTH SYSTEMS

                      FOR THE YEAR ENDED DECEMBER 31, 1997

                                              QUARTER    QUARTER       QUARTER        QUARTER
                                               ENDED      ENDED         ENDED          ENDED
                                             MARCH 31,   JUNE 30,   SEPTEMBER 30,   DECEMBER 31,
                                               1997        1997         1997            1997
                                             ---------   --------   -------------   ------------
REVENUE
  As reported..............................   $16,554    $20,800       $23,105        $26,659
  Effect of acquisitions treated as
     poolings of interests completed
     subsequent to quarter end.............     2,117      1,809           784             --
  As adjusted..............................    18,671     22,609        23,889         26,659
GROSS MARGIN
  As reported..............................   $ 8,631    $10,997       $11,545        $13,173
  Effect of acquisitions treated as
     poolings of interest completed
     subsequent to quarter end.............       729        853           318             --
  As adjusted..............................     9,360     11,850        11,863         13,173
NET INCOME
  As reported..............................   $ 2,740    $ 2,276       $ 2,282        $ 2,440
  Effect of acquisitions treated as
     poolings of interests completed
     subsequent to quarter end.............      (365)       210           109             --
  As adjusted..............................     2,375      2,486         2,391          2,440
BASIC EARNINGS PER COMMON SHARE AND COMMON
  SHARE EQUIVALENT
  As reported..............................   $  0.14    $  0.12       $  0.12        $  0.12
  Effect of acquisition treated as pooling
     of interests completed subsequent to
     quarter end...........................   ($ 0.02)        --            --             --
  As adjusted..............................   $  0.12    $  0.12       $  0.12        $  0.12
DILUTED EARNINGS PER COMMON SHARE AND
  COMMON SHARE EQUIVALENT
  As reported..............................   $  0.14    $  0.12       $  0.11        $  0.12
  Effect of acquisition treated as pooling
     of interests completed subsequent to
     quarter end...........................   ($ 0.02)        --            --             --
  As adjusted..............................   $  0.12    $  0.12       $  0.11        $  0.12

                         MEDICAL MANAGER HEALTH SYSTEMS

11. INCOME TAXES

     The provision for income taxes consists of the following (in thousands):

                                                               1998     1997    1996
                                                              ------   ------   ----
Current:
  Federal...................................................  $8,076   $5,916   $  9
  State.....................................................   1,153      846     --
                                                              ------   ------   ----
  Total.....................................................   9,229    6,762      9
Deferred:
  Federal...................................................    (493)    (949)    --
  State.....................................................     (70)    (135)    --
                                                              ------   ------   ----
  Total.....................................................    (563)  (1,084)    --
                                                              ------   ------   ----
Total.......................................................  $8,666   $5,678   $  9
                                                              ======   ======   ====

     Upon the consummation of the IPO and the acquisition of the Acquired Companies, MMR&D and certain of the Acquired Companies which were S-Corporations (collectively, the "S-Corporations") terminated their S-Corporation status. Accordingly, current and deferred income taxes reflecting the tax effects of temporary differences between the Company's financial statement tax bases of certain assets and liabilities became assets and liabilities of the Company. Accordingly, the above provisions for 1998 and 1997 income taxes include a $548,000 and $650,000, respectively, nonrecurring benefit resulting from the termination of the S-Corporation election and the corresponding required adoption of SFAS 109.

     The significant components of deferred tax assets (liabilities) as of December 31, 1998 and 1997 are as follows:

                                                               1998     1997
                                                              ------   ------
Bad debts...................................................  $ (646)  $ (570)
Deferred revenue............................................     856      425
Accrued expenses............................................   1,033      848
Inventory...................................................     (21)     (21)
Other.......................................................      69       45
                                                              ------   ------
Total.......................................................  $1,291   $  727
                                                              ======   ======

     The following table accounts for the differences between the actual tax provision and amounts obtained by applying the statutory U.S. federal income rate of 35% to the income before income taxes.

                                                               1998     1997     1996
                                                              ------   ------   -------
Statutory tax provision at 35%..............................  $8,554   $5,379   $ 1,819
State taxes, net of federal benefit.........................   1,189      778        --
S-Corporation income not subject to tax.....................    (231)    (227)   (1,810)
Change in valuation allowance...............................      --       36        --
Termination of S-Corporation status.........................    (548)    (650)       --
Tax exempt income...........................................    (547)    (180)       --
Non-deductible expense and other............................     249      542        --
                                                              ------   ------   -------
Total.......................................................  $8,666   $5,678   $     9
                                                              ======   ======   =======

                         MEDICAL MANAGER HEALTH SYSTEMS

12. SEGMENT REPORTING

     In 1998, the Company adopted SFAS 131. The segment information below presents the Company's three reportable segments -- (1) Research & Development,
(2) Sales & Marketing and (3) Dealer Network, which represents the Company-owned dealers.

     The Company is organized primarily on the basis of the production, distribution and service processes broken into nine production or distribution units. Six of the distribution and service units have been aggregated into the "Dealer Network" segment. These units derive their revenue from the sale and service of The Medical Manager software. The "Sales & Marketing" unit consists of a single distribution and service unit and derives its revenue from the sale, licensing and distribution of The Medical Manager software to the Dealer Network segment and the independent dealer network. Two of the production units have been aggregated to form the "Research & Development" segment. These units derive their revenue primarily from license royalties fees for The Medical Manager software and other software packages.

     The accounting policies of the segments are the same as those described in footnote 2. Segment data includes intersegment revenues. Revenues and net income reported in the Research & Development segment and the Sales & Marketing segment are derived primarily from intersegment sales. The Dealer Network segment purchases software and licenses from the Sales & Marketing segment, which recognizes these sales as revenue. The Research & Development segment then collects royalties from the Sales & Marketing segment as it's primary source of revenues. Sales to the Dealer Network segment by the Sales & Marketing segment are made at the same wholesale price sold to independent dealers. Royalties to the Research & Development segment are based on royalty agreements with Sales & Marketing. The Company evaluates the performance of all three of its segments based on revenues and net income, and additionally, it evaluates the Dealer Network on operating margins.

     The table below presents information about reported segments and the reconciliation of total segment information to the consolidated information as reflected on the accompanying financial statements for the years ending December 31, 1998, 1997 and 1996 (in thousands):

                                                                                        ELIMINATION OF
                         RESEARCH &     SALES &     DEALER                            INTERSEGMENT SALES
                         DEVELOPMENT   MARKETING   NETWORK     TOTAL     ALL OTHERS     OR RECEIVABLES     CONSOLIDATED
                         -----------   ---------   --------   --------   ----------   ------------------   ------------
1998:
Revenues...............    $22,897      $22,895    $115,203   $160,995    $    461        $ (25,544)         $135,912
Interest income........          0            0         138        138       1,433                0             1,571
Interest expense.......         27            0         143        170           0                0               170
Depreciation and
  amortization.........        347          214       2,695      3,256         232                0             3,488
Income tax expense.....        456            0         259        715       7,951                0             8,666
Net income.............     11,321        5,619      13,169     30,109     (14,336)               0            15,773
Total assets...........     30,313       24,529     141,192    196,034     159,791         (235,439)          120,386
Expenditures for
  goodwill additions in
  connection with the
  Purchased
  Companies............    $     0      $     0    $    270   $    270    $  3,799        $       0          $  4,069

                         MEDICAL MANAGER HEALTH SYSTEMS
         NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

                                                                                        ELIMINATION OF
                         RESEARCH &     SALES &     DEALER                            INTERSEGMENT SALES
                         DEVELOPMENT   MARKETING   NETWORK     TOTAL     ALL OTHERS     OR RECEIVABLES     CONSOLIDATED
                         -----------   ---------   --------   --------   ----------   ------------------   ------------
1997:
Revenues...............    $15,684      $17,078    $ 72,087   $104,849    $      0        $ (13,021)         $ 91,828
Interest income........         11            0          36         47         563                0               610
Interest expense.......         90           22         176        288           0                0               288
Depreciation and
  amortization.........        304          155       1,208      1,667          21                0             1,688
Income tax expense.....        278            1          21        300       5,378                0             5,678
Net income.............      8,197        3,303       6,367     17,867      (8,175)               0             9,692
Total assets...........     18,168       18,735      94,981    131,884      77,822         (148,355)           61,351
Expenditures for
  goodwill additions in
  connection with the
  Purchased
  Companies............    $     0      $   (31)   $  1,338   $  1,307    $ 11,882        $       0          $ 13,189
1996:
Revenues...............    $11,956      $     0    $ 38,324   $ 50,280    $      0        $  (1,392)         $ 48,888
Interest income........        108            0          11        119           0                0               119
Interest expense.......          0            0         200        200           0                0               200
Depreciation and
  amortization.........        266            0         395        661           0                0               661
Income tax expense.....          0            0           9          9           0                0                 9
Net income.............      5,846            0        (363)     5,483        (295)               0             5,188
Total assets...........      4,444            0       9,743     14,187          86                0            14,273
Expenditures for
  goodwill additions in
  connection with the
  Purchased
  Companies............    $     0      $     0    $      0   $      0    $      0        $       0          $      0

13. LEGAL PROCEEDINGS

     A class action lawsuit was brought against the Company alleging Year 2000 issues regarding The Medical Manager software in versions prior to Version 9.0. Seven additional lawsuits were also brought against the Company, each purporting to sue on behalf of those similarly situated and raising essentially the same issues. In December 1998, the Company preliminarily entered into an agreement to settle the class action lawsuit, as well as five of the seven other similar cases. The settlement created a settlement class of all purchasers of Version 7 and 8 and upgrades to Version 9 of The Medical Manager software, and released the Company from Year 2000 claims arising out of the sales of these version of the Company's product. Under the terms of the settlement, Version 8.12, containing the Company's upgraded Version of 8.11 software in addition to the Year 2000 patch, will be licensed without a license fee to Version 7 and 8 users who participate in the settlement. In addition, the settlement also provides that participating users who purchased a Version 9 upgrade will have the option to obtain one of four optional modules from the Company without a license fee, or to elect to take a share of a settlement cash fund. The settlement required the Company to make a cash payment of $1.455 million. See Note 14.

     The Company has received notice of a lawsuit which was filed against the Company and certain of its officers and directors, among other parties, on October 23, 1998 in the United States District Court for the Middle District of Florida. The lawsuit, styled George Ehlert, et al. vs. Michael A. Singer, et al., purports to bring an action on behalf of the plaintiffs and others similarly situated to recover damages for alleged violations of the federal securities laws and Florida laws arising out of the Company's issuance of allegedly materially false and misleading statements concerning its business operations, including the development and sale of its principal product, during the class period. An amended complaint was served on March 2, 1999. The class period is alleged to be between April 23, 1998 and August 5, 1998. The lawsuit seeks, among other things, compensatory damages in favor of the plaintiffs and the other purported class members and reasonable

                         MEDICAL MANAGER HEALTH SYSTEMS
         NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

costs and expenses. The Company believes that this lawsuit is without merit and intends to vigorously defend against it.

     The Company is from time to time involved in other routine litigation incidental to the conduct of its business. The Company believes that no such currently pending routine litigation to which it is party will have a material adverse effect on its financial condition or results of operations.

14. SUBSEQUENT EVENTS

         Subsequent to December 31, 1998, the Company executed and closed agreements to acquire the following resellers of The Medical Manager software:
(i)Advanced Medical Office Systems, Inc. d/b/a I.E. Corporation, based in Stockton, California, on February 26, 1999; (ii) Specialized Computer Systems, Inc., based in DuBois, Pennsylvania, on February 26, 1999; (iii) Shared Business Services, Inc., based in Clearwater, Florida, on March 17, 1999; (iv) Uniserv, Inc., based in Baton Rouge, Louisiana, on March 19, 1999; (v) Meditech, Inc., based in Clarksville, Indiana, on March 31, 1999; (vi) Business Support Systems, Inc., based in Chesapeake, Virginia, on March 31, 1999; (vi) Quantum Healthcare Systems, Inc., based in Fresno, California, on June 9, 1999; (vii) Western Healthcare, based in San Luis Obispo, California, on June 11, 1999; (viii) Donald Friesen & Associates, based in Bakersfield, California, on June 12, 1999; and (ix) Diversified Management Services, Inc., based in Oklahoma City, Oklahoma, on June 30, 1999. The acquisitions were accounted for using the pooling of interests method of accounting. The aggregate consideration paid was 242,352 shares of Common Stock. These acquisitions, in aggregate, had revenues of $8.3 million and a net loss of $0.1 million for the year ended December 31, 1998.

         Also subsequent to December 31, 1998, the Company executed and closed agreements to acquire substantially all of the assets of the following companies or divisions: (i) Medical Systems Plus, based in LaFayette, Louisiana, on March 19, 1999; (ii) Premier Support Services, Inc., based in Dallas, Texas, on March 24, 1999; (iii) the PM2000 Business of CSC Healthcare, Inc., based in Birmingham, Alabama, on March 31, 1999; (iv) Raven Healthcare Management, Inc., based in Nashville, Tennessee, on June 4, 1999; (v) the Network Group Division of Blue Cross Blue Shield of Georgia, based in Columbus, Georgia, on June 30, 1999; (vi) the Wismer* Martin division of Physician Computer Network, Inc., based in Spokane, Washington, on July 2, 1999; and (vii) Hyperion Business Systems, based in Oakland, California, on July 20, 1999. The acquisitions were accounted for using the purchase method of accounting. The aggregate consideration paid was $15.9 million in cash, the issuance of $0.3 million of debt and 3,224 shares of Common Stock. These acquisitions, in aggregate, had revenues of approximately $14.1 million and net income of approximately $1.8 million for the year ended December 31, 1998.

         The settlement of the Company's Year 2000 class action lawsuit was approved by the District Court of New Jersey on March 15, 1999. Pursuant to the settlement, the Company was released from liability due to the Year 2000 non-compliance of Versions 7 and 8 by all users of Version 7 and 8 except 29 users who "opted-out" of the class settlement.

         On July 23, 1999, the Company merged with Synetic, Inc. providing for a strategic business combination in a tax-free pooling of interests transaction. Each outstanding share of the Company's Common Stock was exchanged into 0.625 newly issued shares of Synetic, Inc.'s common stock. In connection with the merger, Synetic, Inc. changed its name to Medical Manager Corporation, and the Company changed its name to Medical Manager Health Systems, Inc.

             UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL DATA

         SELECTED UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL DATA

     Medical Manager Corporation's historical fiscal year ends on June 30, while Medical Manager Health Systems's historical fiscal year ends on December 31. For purposes of combining Medical Manager Health Systems's historical financial data with Medical Manager Corporation's historical financial data in the pro forma condensed combined statements of operations in this document, the audited financial data of Medical Manager Corporation for the fiscal years ended June 30, 1996, 1997 and 1998 have been combined with Medical Manager Health Systems's unaudited financial data for the twelve months ended June 30, 1996, 1997 and 1998. Medical Manager Health Systems's unaudited data for the twelve months ended June 30, 1996, 1997 and 1998 was derived from Medical Manager Health Systems's books and records for the appropriate twelve month periods. Medical Manager Corporation's unaudited financial data for the nine months ended March 31, 1999 have been combined with Medical Manager Health Systems's unaudited financial data for the nine months ended March 31, 1999.

     We have included this unaudited pro forma condensed combined summary data only for the purpose of illustration, and it does not necessarily indicate what the operating results or financial position would have been if the merger between Medical Manager Corporation and Medical Manager Health Systems had been completed at the dates indicated. Moreover, this data does not necessarily indicate what the future operating results or financial position of the combined company will be. You should read this unaudited pro forma condensed combined summary financial data in conjunction with the "Summary Unaudited Pro Forma Combined Condensed Financial Information" included elsewhere in this document and with the historical financial statements of Medical Manager Corporation and Medical Manager Health Systems and the related notes thereto, that are incorporated by reference in this document. This unaudited pro forma combined condensed summary financial data does not reflect any adjustments to conform accounting practices as a result of the merger or any future merger related expenses, as discussed in Note 4.

                PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME
                        FOR THE YEAR ENDED JUNE 30, 1996
                                  (UNAUDITED)
                                 (IN THOUSANDS)

                               MEDICAL         MEDICAL
                               MANAGER      MANAGER HEALTH        PRO FORMA        PRO FORMA
                             CORPORATION     SYSTEMS(1)(6)       ADJUSTMENTS       COMBINED
                             ------------    -------------       -----------       ---------
Net Sales....................  $45,128          $50,166             $ --            $95,294
                               -------          -------                             -------
Costs and expenses:
  Cost of sales..............   25,108           26,998               --             52,106
  Selling general and
     administrative(8)(9)....   14,930           17,013               --             31,943
  Interest and other
     income..................   (8,112)            (134)              --             (8,246)
  Interest and other
     expenses................       --              233               --                233
                               -------          -------             ----            -------
                                31,926           44,110               --             76,036
                               -------          -------             ----            -------
Income before provision for
  taxes......................   13,202            6,056               --             19,258
Provision for taxes..........    4,617               30               --              4,647
                               -------          -------             ----            -------
Net income(4)................  $ 8,585          $ 6,026               --            $14,611
                               =======          =======             ====            =======

                PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME
                        FOR THE YEAR ENDED JUNE 30, 1997
                                  (UNAUDITED)
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                 MEDICAL          MEDICAL
                                 MANAGER       MANAGER HEALTH        PRO FORMA        PRO FORMA
                               CORPORATION       SYSTEMS(1)         ADJUSTMENTS       COMBINED
                               -----------      -------------       -----------       ---------
Net sales......................  $ 52,885         $70,746              $ --           $123,631
                                 --------         -------              ----           --------
Costs and expenses:
  Cost of sales................    29,035          35,768                --             64,803
  Selling general and
     administrative(8)(9)......    20,841          25,652                --             46,493
  Acquired in-progress research
     and development costs and
     other.....................    37,413(2)           --                --             37,413
  Interest and other income....   (12,894)           (437)               --            (13,331)
  Interest and other
     expenses..................     3,116             862                --              3,978
                                 --------         -------              ----           --------
                                   77,511          61,845                --            139,356
                                 --------         -------              ----           --------
(Loss) income before provision
  for taxes....................   (24,626)          8,901                --            (15,725)
Provision for taxes............     2,834           2,174                --              5,008
                                 --------         -------              ----           --------
Net (loss) income(4)...........  $(27,460)        $ 6,727              $ --           $(20,733)
                                 ========         =======              ====           ========
(Loss) income per share --
  basic:(5)
Net (loss) income per share....  $  (1.60)        $  0.50                             $  (0.81)
                                 ========         =======                             ========
Weighted average shares
  outstanding..................    17,133          13,494                               25,567
                                 ========         =======                             ========
(Loss) income per share --
  diluted:(5)
Net (loss) income per share....  $  (1.60)        $  0.50                             $  (0.81)
                                 ========         =======                             ========
Weighted average shares
  outstanding..................    17,133          13,520                               25,567
                                 ========         =======                             ========

                PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME
                        FOR THE YEAR ENDED JUNE 30, 1998
                                  (UNAUDITED)
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                 MEDICAL          MEDICAL
                                 MANAGER       MANAGER HEALTH        PRO FORMA        PRO FORMA
                               CORPORATION       SYSTEMS(1)         ADJUSTMENTS       COMBINED
                               -----------      -------------       -----------       ---------
Net sales......................  $ 64,945          $117,665             $  --          $182,610
                                 --------          --------             -----          --------
Costs and expenses:
  Cost of sales................    34,508            59,226                --            93,734
  Selling general and
     administrative(8)(9)......    27,558            37,910                --            65,468
  Interest and other income....   (20,567)             (754)               --           (21,321)
  Interest and other
     expenses..................     8,614               236                --             8,850
                                 --------          --------             -----          --------
                                   50,113            96,618                --           146,731
                                 --------          --------             -----          --------
Income before provision for
  taxes........................    14,832            21,047                --            35,879
Provision for taxes............     5,788             8,029                --            13,817
                                 --------          --------             -----          --------
Net income(4)..................  $  9,044          $ 13,018             $  --          $ 22,062
                                 ========          ========             =====          ========
Income per share -- basic:(5)
Net income per share...........  $   0.51          $   0.63                            $   0.72
                                 ========          ========                            ========
Weighted average shares
  outstanding..................    17,671            20,765                              30,649
                                 ========          ========                            ========
Income per share -- diluted:(5)
Net income per share...........  $   0.46          $   0.60                            $   0.66
                                 ========          ========                            ========
Weighted average shares
  outstanding..................    19,834            21,573                              33,317
                                 ========          ========                            ========

                PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME
                    FOR THE NINE MONTHS ENDED MARCH 31, 1999
                                  (UNAUDITED)
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                     MEDICAL          MEDICAL
                                     MANAGER       MANAGER HEALTH        PRO FORMA        PRO FORMA
                                   CORPORATION       SYSTEMS(1)         ADJUSTMENTS       COMBINED
                                   -----------      -------------       -----------       ---------
Net sales.........................  $68,730            $117,572              $ --          $186,302
                                    -------            --------              ----          --------
Costs and expenses:
  Cost of sales...................   36,513              58,780                --            95,293
  Selling general and
     administrative(8)(9).........   31,890(3)           37,886                --            69,776
  Litigation costs................    2,500(10)           2,366(7)             --             4,866
  Interest and other income.......  (13,669)             (1,701)               --           (15,370)
  Interest and other expenses.....    6,726                  70                --             6,796
                                    -------            --------              ----          --------
                                     63,960              97,401                --           161,361
                                    -------            --------              ----          --------
Income before provision for
  taxes...........................    4,770              20,171                --            24,941
Provision for taxes...............    2,517               7,184                --             9,701
                                    -------            --------              ----          --------
Net income(4).....................  $ 2,253            $ 12,987              $ --          $ 15,240
                                    =======            ========              ====          ========
Income per share -- basic:(5)
Net income per share..............  $  0.12            $   0.58                            $   0.46
                                    =======            ========                            ========
Weighted average shares
  outstanding.....................   18,977              22,363                              32,954
                                    =======            ========                            ========
Income per share -- diluted:(5)
Net income per share..............  $  0.11            $   0.56                            $   0.43
                                    =======            ========                            ========
Weighted average shares
  outstanding.....................   21,093              23,194                              35,589
                                    =======            ========                            ========

                   PRO FORMA COMBINED CONDENSED BALANCE SHEET
                              AS OF MARCH 31, 1999
                                  (UNAUDITED)
                                 (IN THOUSANDS)

                                         MEDICAL          MEDICAL
                                         MANAGER       MANAGER HEALTH        PRO FORMA        PRO FORMA
                                       CORPORATION       SYSTEMS(1)         ADJUSTMENTS       COMBINED
                                       -----------      -------------       -----------       ---------
ASSETS
Current assets:
  Cash & cash equivalents............     $ 47,575         $ 43,173             $ --          $  90,748
  Accounts receivable, net...........       15,056           28,836               --             43,892
  Other current assets...............       39,234           10,773               --             50,007
                                          --------         --------             ----          ---------
Total current assets.................      101,865           82,782               --            184,647
                                          --------         --------             ----          ---------
Property, plant and equipment, net...       46,707            9,306               --             56,013
Marketable securities................      234,493               --               --            234,493
Capitalized software development
  costs..............................       31,330               --               --             31,330
Goodwill and other intangibles,
  net................................      112,509           31,665               --            144,174
Other assets.........................       13,058            2,449               --             15,507
                                          --------         --------             ----          ---------
Total assets.........................     $539,962         $126,202             $ --          $ 666,164
                                          ========         ========             ====          =========
LIABILITIES AND STOCKHOLDERS' EQUITY:
Current liabilities..................     $ 22,073         $ 25,343             $ --          $  47,416
Long-term debt, less current
  portion............................      168,965              250               --            169,215
Deferred taxes and other.............       28,960               --               --             28,960
Stockholders' equity.................      319,964          100,609               --            420,573
                                          --------         --------             ----          ---------
Total liabilities and stockholders'
  equity.............................     $539,962         $126,202             $ --          $ 666,164
                                          ========         ========             ====          =========

                PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME
                    FOR THE NINE MONTHS ENDED MARCH 31, 1998
                                  (UNAUDITED)
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                         MEDICAL          MEDICAL
                                         MANAGER       MANAGER HEALTH        PRO FORMA        PRO FORMA
                                       CORPORATION       SYSTEMS(1)         ADJUSTMENTS       COMBINED
                                       -----------      -------------       -----------       ---------
Net sales............................    $ 46,710          $83,593              $ --           $130,303
                                         --------          -------              ----           --------
Costs and expenses:
  Cost of sales......................      24,986           42,492                --             67,478
  Selling general and
     administrative(8)(9)............      20,735           27,235                --             47,970
  Interest and other income..........     (15,732)            (385)               --            (16,117)
  Interest and other expenses........       6,496              207                --              6,703
                                         --------          -------              ----           --------
                                           36,485           69,549                --            106,034
                                         --------          -------              ----           --------
Income before provision for taxes....      10,225           14,044                --             24,269
Provision for taxes..................       4,064            5,678                --              9,742
                                         --------          -------              ----           --------
Net income(4)........................    $  6,161          $ 8,366              $ --           $ 14,527
                                         ========          =======              ====           ========
Income per share -- basic:(5)
Net income per share.................    $   0.35          $  0.41                             $   0.48
                                         ========          =======                             ========
Weighted average shares
  outstanding........................      17,652           20,464                               30,442
                                         ========          =======                             ========
Income per share -- diluted:(5)
Net income per share.................    $   0.32          $  0.39                             $   0.44
                                         ========          =======                             ========
Weighted average shares
  outstanding........................      19,558           21,202                               32,809
                                         ========          =======                             ========

-------------------------

 (1) Historical amounts have been adjusted to reflect all acquisitions accounted for using the pooling of interests method of accounting for all periods.

 (2) Relates to write-off of acquired in-process research and development costs in conjunction with the purchase of Avicenna Systems Corporation and CareAgents, Inc. and certain software costs.

 (3) Includes a write-off of $2,381 of capitalized software costs which relate to the abandonment of our development efforts with respect to certain of our products and services. These services were abandoned as a result of encountering a high risk development issue associated with integrating those products and services with the acquired Cerner technology.

 (4) Amount does not reflect the pro forma effect of future expenses for the merger. In connection with the merger, Medical Manager Corporation and Medical Manager Health Systems expect to incur investment banking, legal, accounting and other related transaction costs and fees. Additionally, the companies expect to incur other merger-related costs associated with the integration of the separate companies. The merger-related expenses will be charged to expense in the period in which the merger is consummated or in subsequent periods when incurred. Since the merger has not yet been consummated and transition plans are currently being developed, the merger-related costs cannot be estimated at this time.

     The accounting policies of Medical Manager Corporation and Medical Manager Health Systems are currently being reviewed from a conformity perspective. The impact of conforming accounting policies (if any) is not presently estimable. If conforming adjustments are required, they will be recorded as part of the restatement of prior periods, as required by the pooling-of-interests accounting method.

 (5) Net earnings per common share amounts assume the conversion of each share of Medical Manager Health Systems Common Stock into .625 of a share of Medical Manager Corporation Common Stock, based on the exchange ratio.

 (6) On January 30, 1997 the common stock of Medical Manager Health Systems began trading on the Nasdaq National Market System. Prior to this date, there was no established trading market for Medical Manager Health Systems Common Stock. As such, no per share data is presented for periods ending prior to January 30, 1997.

 (7) Includes $2,366 ($1,400 after tax) in charges relating to the settlement of a class action lawsuit alleging that versions of The Medical Manager software prior to version 9.0 will not properly recognize and process information relating to dates in and after the year 2000.

 (8) Includes $5,761, $7,670, $8,976, $12,358 and $6,584 of research and development expenses for the years ended June 30, 1996, 1997 and 1998 and for the nine months ended March 31, 1999 and 1998, respectively.

 (9) Includes $5,234, $4,345, $4,739, $10,054 and $5,027 for depreciation and amortization expenses for the years ended June 30, 1996, 1997 and 1998 and for the nine months ended March 31, 1999 and 1998, respectively.

(10) Relates to $2,500 ($1,628 after tax) in charges incurred with the Merck litigation.